UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 24, 2005

                         THE PEPSI BOTTLING GROUP, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                               1-14893                13-4038356
  (State or other jurisdiction          (Commission           (IRS Employer
  of incorporation)                     File Number)         Identification No.)

                         One Pepsi Way, Somers, NY 10589
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (914) 767-6000

                                       N/A
                                     -------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2005, The Pepsi Bottling Group, Inc. (the "Company") filed a Form 8-K reporting that John A. Quelch had been elected a director of the Company on January 28, 2005 by the Board of Directors (the "Board"). On March 24, 2005, the Board appointed Mr. Quelch to the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee.


Item 8.01 Other Events

The Company announced on March 24, 2005 that its Board had authorized the repurchase of an additional 25 million shares of the Company's common stock. The Company also announced that its Board had authorized an increase in the Company's annual dividend from $0.20 to $0.32.


Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

     99.1   Press Release dated March 24, 2005 issued by the Company.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             THE PEPSI BOTTLING GROUP, INC.
                                                     (Registrant)
Date: March 24, 2005                               /s/ Steven M. Rapp
      --------------                              -------------------
                                                      (Signature)
                                          Steven M. Rapp, Senior Vice President,
                                              General Counsel and Secretary